Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE May 23, 2016	Contact: Todd A. Gipple Executive Vice President Chief Operating Officer Chief Financial Officer (309) 743-7745

QCR Holdings, Inc. Announces Plan to Acquire Community State Bank of Ankeny, Iowa

And the Successful Closing of $30 Million Common Stock Offering

QCR Holdings, Inc. (NASDAQ/QCRH) today announced the signing of a definitive agreement to acquire Community State Bank (“CSB”), headquartered in Ankeny, Iowa, from Van Diest Investment Company. CSB is an Iowa-chartered bank that operates ten banking locations throughout the Des Moines metropolitan area. With a population increase of 6.5% in 2015, Ankeny, Iowa is ranked the third fastest growing city in the U.S., according to the U.S. Census Bureau. The Des Moines Metropolitan Statistical Area (“MSA”) is ranked 4th in the Top 25 MSAs in Iowa and Illinois by deposits. The Des Moines MSA features a strong economic climate that is home to significant insurance, health care, professional, information technology and manufacturing businesses.

Since its formation in 1902, CSB has served its communities with exceptional customer service and comprehensive financial solutions, including banking, investments, insurance and mortgage services. As of March 31, 2016, CSB had $595 million in assets, $421 million in loans and $482 million in deposits.

Douglas M. Hultquist, President and Chief Executive Officer of QCR Holdings, stated, “We are extremely honored to welcome the clients and employees of CSB to the QCR Holdings family. CSB and QCR Holdings were built based upon their communities’ needs for a bank that could deliver local, customized financial products and solutions. This transaction provides the opportunity for QCR Holdings to expand our footprint in Iowa by partnering with a proven organization that has over a one-hundred year history of providing premier customer service.”

“We believe CSB is an excellent fit for our locally-focused, community banking model. We plan to operate CSB as a separate bank charter and maintain its local focus and decision-making. As one of our key strategies to drive shareholder value, QCR Holdings seeks to participate as an acquirer to further boost ROAA, to improve our efficiency ratio and to increase earnings per share. We believe CSB’s strong financial position coupled with its deeply rooted community ties and responsive local decision-making autonomy will add significantly to the value and growth of our Company,” added Todd A. Gipple, Chief Operating Officer and Chief Financial Officer of QCR Holdings.

Robert Van Diest, Chairman, President and Chief Executive Officer of Van Diest Investment Company said, “We are pleased that CSB will be joining the QCR Holdings family. CSB and QCR Holdings share a similar culture as well as a shared vision of community banking, with an emphasis on going the extra mile for the customer and striving to exceed the customer’s needs with every interaction. Both of our organizations are well known for talented, dedicated staff and our two organizations together will be a powerful combination.”

“The opportunity for CSB to team up with an organization the quality of QCR Holdings doesn’t happen often and fits well with our goals of extending our long commitment of service to customers as a true community banking organization. QCR Holdings has the size and scale that will allow CSB to continue growing and meeting the challenges of the complex banking environment we face today. This is clearly a win for the employees and the customers. Frankly, the community will simply get more of the same benefits CSB strives to deliver through its ‘Redefining Simple’ principles,” added Ronald M. Nagel, President and Chief Executive Officer of CSB.

Raymond James & Associates, Inc. served as financial advisor to QCR Holdings on the acquisition and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel. Belin McCormick, P.C. served as legal counsel for Van Diest Investment Company.

Terms of the Transaction

In the acquisition, QCR Holdings will acquire from Van Diest Investment Company 100% of the outstanding common stock of CSB for cash consideration of $80 million. The transaction is subject to regulatory approval by banking regulators and certain customary closing conditions. The transaction is expected to close in the fall of 2016.

Common Stock Offering

In connection with the acquisition, QCR Holdings announced today that it sold 1,215,000 shares of its common stock at a price of $24.75 per share, for approximate gross proceeds of $30 million, before deducting anticipated expenses. The shares were offered to institutional investors in a registered direct offering conducted without an underwriter or placement agent. The offering closed on May 23, 2016.

QCR Holdings plans to use the net proceeds of the offering to help finance the purchase price for the pending acquisition of CSB. The securities were offered pursuant to a shelf registration statement (File No. 333-206622), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on October 5, 2015. A prospectus supplement relating to the registered direct offering has been filed by QCR Holdings with the SEC. Copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at www.sec.gov.

About QCR Holdings

QCR Holdings, headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, Cedar Valley, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, each provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company also provides correspondent banking services. In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. With the acquisition of Community National Bancorporation in 2013, QCR Holdings serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

About Community State Bank

Iowa-chartered CSB has been offering personal and business banking services to central Iowa customers for more than 114 years. CSB currently offers a broad range of financial products, specializing in banking, mortgage, insurance and financial solutions at each of its 10 locations in the Des Moines metropolitan area. CSB is a member of the FDIC.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of QCR Holdings and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of QCR Holdings. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of QCR Holdings’ management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and QCR Holdings undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of QCR Holdings to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning QCR Holdings’ general business; (iv) changes in interest rates and prepayment rates of QCR Holdings’ assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) our ability to timely complete the pending acquisition with CSB, and to realize the anticipated benefits of such transaction; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving QCR Holdings; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning QCR Holdings and its business, including additional factors that could materially affect QCR Holdings’ financial results, is included in QCR Holdings’ filings with the Securities and Exchange Commission.

2